Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On May 12, 2014, HC2 Holdings, Inc., a Delaware corporation (the “Company” or “HC2”), entered into a stock purchase agreement (the “Purchase Agreement”) with SAS Venture LLC, a Delaware limited liability company (the “Seller”), and, for limited purposes only, Scott A. Schuff, pursuant to which the Company agreed to purchase from the Seller an aggregate of 2,500,000 shares of common stock, par value $0.001 per share (the “Shares”), of Schuff International, Inc., a Delaware corporation and leading provider of structural steel fabrication and erection services in the United States (“Schuff”), representing approximately a 60% ownership interest in Schuff (“Schuff Acquisition”). On May 29, 2014, the Company completed the Schuff Acquisition. The purchase price for the Shares was $31.50 per Share, or a total aggregate consideration of $78.75 million, which was paid in cash.

Subsequent to this initial investment, the Company negotiated an agreement to purchase an additional 198,411 shares, which increased the Company’s ownership interest to approximately 65%. In June 2014, Schuff repurchased a portion of its outstanding common stock which had the effect of increasing the Company’s ownership interest to 70%.

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed Schuff Acquisition and related transactions, including the issuance of preferred and common stock and the entry into a credit facility by the Company to finance the Schuff Acquisition. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 gives effect to the Schuff Acquisition as if it had occurred on March 31, 2014. The unaudited pro forma condensed consolidated balance sheet is derived from the unaudited historical financial statements of HC2 and Schuff as of March 31, 2014. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 and the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2014 gives effect to the Schuff Acquisition as if it had occurred on January 1, 2013. The unaudited pro forma condensed consolidated statement of operations is derived from the audited historical financial statements of HC2 and Schuff as of and for the year ended December 31, 2013 and the unaudited historical financial statements of HC2 and Schuff as of and for the three months ended March 31, 2014.

The Schuff Acquisition was accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total estimated purchase price, calculated as described in Note 2 to the unaudited pro forma condensed consolidated financial statements, is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the Schuff Acquisition, based on their estimated fair values as of the effective date of the Schuff Acquisition. The preliminary allocation of the purchase price was based upon management’s preliminary valuation of the fair value of tangible assets acquired and liabilities assumed and such estimates and assumptions are subject to change.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the integration of the companies, as management is in the process of assessing what, if any, future actions are necessary. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of HC2 that would have been reported had the acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited and unaudited consolidated financial statements and related notes of HC2 and the sections entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in HC2’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 31, 2014, and HC2’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on May 9, 2014, and the audited historical financial statements and related notes of Schuff as of December 29, 2013 and for the year then ended and the unaudited historical financial statements and related notes of Schuff as of March 30, 2014 and the three month periods ended March 30, 2014 and March 31, 2013, which are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Form 8-K/A.

HC2 HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2014

(in thousands)

	As Reported	Pro Forma Adjustments			Pro Forma
	March 31, 2014	Schuff International, Inc. Operations	Other Adjustments		March 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,041	$756	$73,936	(1)	$43,620
			(438	)(2)
			29,075	(3)
			6,000	(4)
			(78,750	)(5)
Accounts receivable (net of allowance for doubtful accounts receivable)	16,371	135,738	—		152,109
Cost and recognized earnings in excess of billings on uncompleted contracts	—	25,021	—		25,021
Inventory	—	13,252	—		13,252
Prepaid expenses and other current assets	33,306	4,249	—		37,555
Assets held for sale	6,024	—	—		6,024

Total current assets	68,742	179,016	29,823		277,581
PROPERTY AND EQUIPMENT – Net	2,846	76,285	9,583	(9)	88,714
GOODWILL	3,378	10,054	78,750	(5)	31,244
			(106,042	)(6)
			53,647	(7)
			(4,478	)(8)
			(9,583	)(9)
			5,518	(10)
OTHER INTANGIBLE ASSETS – Net	22	—	4,478	(8)	4,500
OTHER ASSETS	5,630	4,384	375	(1)	10,310
			438	(2)
			(517	)(6)

TOTAL ASSETS	$80,618	$269,739	$61,992		$412,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,411	$42,658	$—		$48,069
Accrued interconnection costs	11,438	—	—		11,438
Accrued payroll and employee benefits	—	10,751	—		10,751
Accrued expenses and other current liabilities	6,271	6,532	4,247	(10)	17,050
Billings in excess of costs and recognized earnings on uncompleted contracts	—	60,169	—		60,169
Accrued income taxes	49	1,023	—		1,072
Accrued interest	—	135	—		135
Current portion of long-term obligations	—	21,459	—		21,459
Liabilities held for sale	4,514	—	—		4,514

Total current liabilities	27,683	142,727	4,247		174,657
LONG-TERM OBLIGATIONS	—	9,000	74,311	(1)	83,311
DEFERRED TAX LIABILITY	—	6,517	1,271	(10)	7,788
OTHER LIABILITIES	718	584	—		1,302

Total liabilities	28,401	158,828	79,829		267,058

COMMITMENTS AND CONTINGENCIES
TEMPORARY EQUITY
Preferred stock	—	—	29,075	(3)	29,075

STOCKHOLDERS’ EQUITY:
Common stock	15	10	2	(4)	17
			(10	)(6)
Additional paid-in capital	101,726	49,246	5,998	(4)	107,724
			(49,246	)(6)
Retained earnings	(34,720)	134,652	(134,652	)(6)	(34,720)
Treasury stock, at cost	(378)	(77,349)	77,349	(6)	(378)
Accumulated other comprehensive loss	(14,426)	—	—		(14,426)

Total HC2 Holdings, Inc. stockholders’ equity before noncontrolling interest	52,217	106,559	(100,559)		58,217
Noncontrolling interest	—	4,352	53,647	(7)	57,999

Total permanent equity	52,217	110,911	(46,912)		116,216

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$80,618	$269,739	$61,992		$412,349

See notes to unaudited pro forma condensed consolidated financial statements

HC2 HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2014

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments			Pro Forma
	Three Months Ended	Schuff International, Inc.	Other		Three Months Ended
	March 31, 2014	Operations	Adjustments		March 31, 2014
NET REVENUE	$43,354	$105,142	$—		$148,496
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation and amortization included below)	41,107	88,701	—		129,808
Selling, general and administrative	6,204	9,535	—		15,739
Depreciation and amortization	210	1,852	75	(11)	2,025
			(112	)(12)
(Gain) loss on sale or disposal of assets	(80)	(2)	—		(82)

Total operating expenses	47,441	100,086	(37)		147,490

INCOME (LOSS) FROM OPERATIONS	(4,087)	5,056	37		1,006
INTEREST EXPENSE	(1)	(464)	—		(465)
INTEREST INCOME AND OTHER INCOME (EXPENSE), net	(49)	116	—		67
FOREIGN CURRENCY TRANSACTION LOSS	(34)	—	—		(34)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(4,171)	4,708	37		574
INCOME TAX EXPENSE	(9)	(1,685)	—		(1,694)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(4,180)	3,023	37		(1,120)
Less: Net (income) loss attributable to the noncontrolling interest	—	(45)	(1,206	)(13)	(1,251)

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO HC2 HOLDINGS, INC.	$(4,180)	$2,978	$(1,169)		$(2,371)

BASIC INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(0.29)				$(0.15)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(0.29)				$(0.15)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	14,631		1,500	(4)	16,131

Diluted	14,631		1,500	(4)	16,131

See notes to unaudited pro forma condensed consolidated financial statements

HC2 HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments			Pro Forma
	Year Ended	Schuff International, Inc.	Other		Year Ended
	December 31, 2013	Operations	Adjustments (2)		December 31, 2013
NET REVENUE	$230,686	$416,142	$—		$646,828
OPERATING EXPENSES
Cost of revenue (exclusive of depreciation and amortization included below)	220,315	355,951	—		576,266
Selling, general and administrative	34,692	32,275	—		66,967
Depreciation and amortization	12,032	8,252	298	(11)	21,976
			1,394	(12)
(Gain) loss on sale or disposal of assets	(8)	28	—		20
Asset impairment expense	2,791	—	—		2,791

Total operating expenses	269,822	396,506	1,692		668,020

INCOME (LOSS) FROM OPERATIONS	(39,136)	19,636	(1,692)		(21,192)
INTEREST EXPENSE	(8)	(3,669)	—		(3,677)
LOSS ON EARLY EXTINGUISHMENT OR RESTRUCTURING OF DEBT	—	(1,426)	—		(1,426)
GAIN FROM CONTINGENT VALUE RIGHTS VALUATION	14,904	—	—		14,904
INTEREST INCOME AND OTHER INCOME (EXPENSE), net	(226)	729	—		503
FOREIGN CURRENCY TRANSACTION LOSS	(588)	—	—		(588)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(25,054)	15,270	(1,692)		(11,476)
INCOME TAX EXPENSE	7,442	(2,650)	—		4,792

INCOME (LOSS) FROM CONTINUING OPERATIONS	(17,612)	12,620	(1,692)		(6,684)
Less: Net (income) loss attributable to the noncontrolling interest	—	88	(4,406	)(13)	(4,318)

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO HC2 HOLDINGS, INC.	$(17,612)	$12,708	$(6,098)		$(11,002)

BASIC INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(1.25)				$(0.71)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(1.25)				$(0.71)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	14,047		1,500	(4)	15,547

Diluted	14,047		1,500	(4)	15,547

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared by HC2 Holdings, Inc. (“HC2” or the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in HC2’s amended Form 8-K prepared and filed in connection with the Schuff Acquisition.

Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed Schuff Acquisition. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 gives effect to the Schuff Acquisition as if it had occurred on March 31, 2014. The unaudited pro forma condensed consolidated balance sheet is derived from the unaudited historical financial statements of HC2 and Schuff as of March 31, 2014. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 and the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2014 gives effect to the Schuff Acquisition as if it had occurred on January 1, 2013. The unaudited pro forma condensed consolidated statement of operations is derived from the audited historical financial statements of HC2 and Schuff as of and for the year ended December 31, 2013 and the unaudited historical financial statements of HC2 and Schuff as of and for the three months ended March 31, 2014.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s consolidated financial position or consolidated results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the consolidated financial position or consolidated results of operations that may be obtained in the future.

Note 2. Preliminary Purchase Price Allocation

On May 29, 2014, HC2 completed the Schuff Acquisition. The unaudited pro forma consolidated financial statements have been prepared to give effect to the completed Schuff Acquisition, which was accounted for under the acquisition method of accounting. Schuff and its family of steel companies is the largest steel fabrication and erection company in the United States. The 37-year-old company executes projects throughout the United States as well as internationally. Schuff offers integrated steel construction services from a single source including design-build, design-assist, engineering, BIM participation, 3D steel modeling/detailing, fabrication, advanced field erection, project management, and single-source steel management systems. The aggregate amount of the consideration paid by HC2 upon the completion of the Schuff Acquisition was $78.75 million in cash, calculated as the purchase of 2,500,000 shares of Schuff at $31.50 per share.

Under the acquisition method of accounting, the total estimated purchase price is allocated to Schuff’s net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of May 29, 2014, the effective date of the Schuff Acquisition.

Based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma consolidated financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):

Cash and cash equivalents	$(627)
Investments	1,714
Accounts receivable	130,622
Costs and recognized earnings in excess of billings on uncompleted contracts	27,126
Prepaid expenses and other current assets	3,079
Inventories	14,487
Property and equipment, net	85,662
Goodwill	24,533
Trade names	4,478
Other assets	1,826

Total assets acquired	292,900

Accounts payable	37,621
Accrued payroll and employee benefits	10,468
Accrued expenses and other current liabilities	12,532
Billings in excess of costs and recognized earnings on uncompleted contracts	65,985
Accrued income taxes	1,202
Accrued interest	76
Current portion of long-term debt	15,460
Long-term debt	4,375
Deferred tax liability	7,815
Other liabilities	604
Noncontrolling interest	4,365

Total liabilities assumed	160,503

Enterprise value	132,397
Less: fair value of noncontrolling interest	53,647

Purchase price attributable to controlling interest	$78,750

Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate material adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively.

Of the total estimated purchase price, $4.5 million has been allocated to definite-lived intangible assets acquired and consist of the value assigned to Schuff’s trade name. The definite-lived intangible assets will be amortized over their respective useful lives. The trade name definite-lived intangible asset will be amortized on a straight-line basis over the assigned useful lives of fifteen years. The amortization expense associated with these definite-lived intangible assets is not deductible for tax purposes.

The definite-lived intangible assets acquired will result in approximately the following annual amortization expense (in thousands):

2014	174
2015	298
2016	298
2017	299
2018	299
Thereafter	3,110

$4,478

Of the total estimated purchase price, approximately $24.5 million has been allocated to goodwill and is not deductible for tax purposes. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible liabilities assumed and intangible assets acquired. Goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment arise). In the event that management determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.

Note 3. Pro Forma Adjustments

Pro forma adjustments are made to reflect the purchase price of Schuff, the issuance of preferred and common stock, the net borrowings under a credit agreement, adjustments of Schuff’s net assets and liabilities to estimates of the fair values of those assets and liabilities, the recording of intangible assets, the noncontrolling interest, the adjustment to depreciation expense resulting from the increase in net book value of property and equipment, the amortization expense related to the intangible assets, and the adjustment to net income (loss) for the noncontrolling interest.

The specific pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:

(1)	To reflect the net borrowings received from HC2’s credit agreement with Jefferies LLC. The amount of the term loan was $80.0 million, which includes a discount of $5.6 million and deferred financing costs of $0.4 million.
(2)	To reflect additional third party expenses incurred in connection with the credit agreement.
(3)	To reflect the proceeds received from the issuance of 30,000 shares of HC2’s preferred stock at $1,000 per share, net of fees of $0.9 million.
(4)	To reflect the proceeds received from the issuance of 1,500,000 shares of HC2’s common stock to certain preferred holders at $4.00 per share.
(5)	To reflect the acquisition of approximately 60% of the outstanding common stock of Schuff with the purchase of 2,500,000 million shares at $31.50.
(6)	To eliminate Schuff’s common stock, additional paid in capital, treasury stock and retained earnings, as well as debt issue costs, in connection with the Schuff Acquisition.
(7)	To record the noncontrolling interest portion of 40% of Schuff’s net assets.
(8)	To reflect the fair value of the trade name of $4.5 million acquired with the purchase of Schuff.
(9)	To record the adjustment of Schuff’s property and equipment’s net book value to fair value in connection with the purchase of Schuff.
(10)	To reflect deferred tax liabilities associated with the book/tax differences on acquired intangible assets and step up in net book value of the property and equipment.
(11)	To reflect the amortization of intangible assets arising from the Schuff Acquisition.
(12)	To reflect the adjustment to depreciation expense resulting from adjustment of net book value to fair value of Schuff’s property and equipment.
(13)	To reflect the noncontrolling interest income adjustment for the 40% of net income (loss) not attributable to HC2’s ownership of Schuff.

The unaudited pro forma consolidated financial statements do not include adjustments for liabilities related to business integration activities for the Schuff Acquisition as management is in the process of assessing what, if any, future actions are necessary. However, liabilities ultimately may be recorded for costs associated with business integration activities for the Schuff Acquisition and such liabilities will be expensed as incurred in the Company’s consolidated financial statements.

The Company has not identified any material pre-Schuff Acquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated.

Note 4. Pro Forma Net Loss Per Common Share

The pro forma basic and diluted net loss per common share is based on the weighted average number of common shares of HC2’s common stock outstanding during the period. The diluted weighted average number of common shares does not include outstanding stock options, restricted stock units or warrants as their inclusion would be antidilutive.